SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 13, 2003

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862	13-1898818
(Commission File Number)	(I.R.S. Employer (Identification No.)

Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)

(212) 325-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.  Other Events

As previously reported by us in our Current Reports on Form 8-K dated January 8, 2003, February 19, 2003, March 27, 2003 and May 1, 2003, we entered into a definitive agreement to sell the Pershing unit, a global leader in financial services outsourcing solutions and investment-related products, to The Bank of New York Company, Inc. for $2 billion in cash, the repayment of a $480 million subordinated loan and a contingent payment of up to $50 million based on future performance.  The transaction closed on May 1, 2003.  In connection with the closing, we entered into an amendment to the sale agreement that required us to deliver Pershing with a total equity value of $645 million, an increase of $45 million.  We expect to record in the second quarter of 2003 a pre-tax gain of approximately $1.3 billion and an after-tax gain of approximately $850 million from the sale of Pershing as a result of the fact that approximately $500 million of goodwill and approximately $900 million of acquired intangibles related to Pershing that resulted from our acquisition by Credit Suisse Group and Credit Suisse First Boston were not recorded in our consolidated financial statements at the time of the acquisition but were recorded in the consolidated financial statements of Credit Suisse Group and Credit Suisse First Boston.

Included as Exhibit 99.1 and incorporated in its entirety by reference herein is unaudited pro forma financial information reflecting the disposition of Pershing.  The unaudited pro forma financial information includes an unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2003, which presents our consolidated financial condition as though the disposition of Pershing had occurred on March 31, 2003, and an unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2003, which presents our results of operations as though the disposition of Pershing had occurred on January 1, 2003.  The unaudited pro forma financial information should be read together with our audited consolidated financial statements and other information included in our Annual Report on Form 10-K for the year ended December 31, 2002, our unaudited condensed consolidated financial statements and other information included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2003 and the unaudited pro forma condensed consolidated statement of financial condition as of December 31, 2002 and unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2002 included in our Current Report on Form 8-K dated March 27, 2003 filed with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b)           Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition as of March 31, 2003 and Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended March 31, 2003 included as Exhibit 99.1 hereto.

(c)           Exhibits

Exhibit 99.1            Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition as of March 31, 2003 and Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended March 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ David C. Fisher
David C. Fisher
Chief Financial and Accounting Officer

May 13, 2003